AGREEMENT FOR PURCHASE AND SALE OF PLEASANTON PLAZA, PLEASANTON, CALIFORNIA August 10, 2020 between EQUITY ONE (WEST COAST PORTFOLIO) LLC and 10x GENOMICS, INC.

AGREEMENT FOR PURCHASE AND SALE THIS AGREEMENT FOR PURCHASE AND SALE is made and entered into as of August 10, 2020, by and between EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company (“Seller”), and 10x GENOMICS, a Delaware corporation (“Buyer”). RECITALS A. Seller owns the “Property” (defined below). B. Seller wishes to sell the Property to Buyer, and Buyer wishes to acquire the Property from Seller, upon the terms and subject to the conditions contained in this Agreement. NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement, and for other valuable consideration, receipt of which is hereby acknowledged, Seller and Buyer agree as follows: ARTICLE 1 BASIC DEFINITIONS “Affidavit” shall have the meaning set forth in Section 7.1. “Business Day” shall mean a day that is not a Saturday, Sunday or legal holiday for national banks in Alameda County, California. “Claims” shall have the meaning set forth in Section 3.6. “Closing” shall mean the close of Escrow to effect the sale of the Property to Buyer. “Closing Date” shall mean the date of the Closing and shall be the date which is forty-five (45) days following the expiration of the Contingency Period, or such other date as mutually agreed upon by Buyer and Seller. By providing Seller with written notice no later than five (5) business days prior to Closing and simultaneously depositing into Escrow an additional Deposit in the amount of $250,000.00 (the “Extension Deposit”), Buyer shall have the right to extend the date of Closing by thirty (30) days (the “Buyer’s Closing Extension”). “Contingency Period” means the period commencing on the Effective Date and ending at 5:00 P.M., Pacific Time on October 23, 2020. “Contract Period” shall mean the period between the Effective Date and the Closing Date or earlier termination of this Agreement. “Contracts” shall mean all service contracts and similar agreements concerning the furnishing of goods and services to Seller with respect to the Property. “Deed” shall have the meaning set forth in Section 6.1. “Deposit” means the aggregate of the Initial Deposit and, if it has been deposited in the Escrow, the Additional Deposit and the Extension Deposit.

“Effective Date” means the date of this Agreement. "Environmental Laws" means any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials. “Escrow” means the escrow account opened with the Title Company for the deposit of the Deposit and the Closing of the purchase and sale transaction contemplated by this Agreement. “Event of Default” means a breach by a party to this Agreement of its obligations under this Agreement, in the case of a covenant other than that relating to the payment of money or to timely perform its obligations required to close Escrow, a failure to cure within five (5) Business Days following notice from the other party. "Hazardous Material(s)" means any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the Environmental Laws, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Improvements” means all improvements, and all appurtenances to such improvements, located on the Land. “Independent Consideration” means One Hundred Dollars ($100), which amount shall be disbursed to Seller as independent consideration for entering into this Agreement. “Intangible Property” means intangible personal property owned by Seller and related to the Land and the Improvements, including, without limitation, to the extent assignable: surveys, drawings and specifications for the Improvements, if any; warranties and guaranties, if any, Seller’s interest in any and all certificates of occupancy, governmental permits, approvals and licenses; claims against tenants for reimbursements; and any declarant or other related rights or interests under any declarations or other instruments that encumber the Land. The previous provisions to the contrary notwithstanding, the term Intangible Property shall specifically exclude all entrance, exit and leasing signs referencing “Regency”, “Regency Centers” or affiliated entities. 2

“Land” means the real property described in the legal description set forth in the Preliminary Title Report. “Lease” means a lease or other agreement for occupancy of the Land or Improvements or any portion thereof. “Permitted Exceptions” shall have the meaning set forth in Section 5.1. “Preliminary Title Report” means the Preliminary Report issued by the Title Company under Order No. NCS-1023309-SC and dated as of June 12, 2020, a copy of which is attached hereto as Exhibit A. “Property” means collectively the Land, the Improvements and the Intangible Property. “Purchase Price” shall have the meaning set forth in Section 2.2. “Real Estate Compensation” shall have the meaning set forth in Section 8.2. “Rent Roll” means the rent roll attached as Exhibit B. “Seller’s Funds” shall have the meaning set forth in Section 6.1. “Tenant” means a person or entity with a right to occupy a portion of the Property pursuant to a Lease. “Title Company” means First American Title Insurance Company, 1737 First Street, Suite 400, San Jose, CA 95112. ARTICLE 2 PURCHASE AND SALE 2.1 Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement. 2.2 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be deposited into Escrow no later than 10:00 a.m. California time on the Closing Date and shall be Twenty Nine Million Seven Hundred Fifty Thousand Dollars ($29,750,000). The Purchase Price shall be paid by Buyer to Seller in immediately available funds through Escrow on the Closing Date. 2.3 Deposit. 2.3.1 Within five (5) Business Days following the Effective Date, Buyer shall deposit in Escrow with the Title Company Five Hundred Thousand Dollars ($500,000). Promptly upon receipt of such funds, the Title Company shall disburse the Independent Consideration to Seller. The amount initially deposited, less the Independent Consideration, is the “Initial Deposit”. At the same time the Initial Deposit is made into Escrow, Buyer and Seller shall execute 3 and deliver to the Title Company Deposit Escrow Instructions in the form attached hereto as Exhibit C. 2.3.2 If this Agreement has not been terminated on or before the end of the Contingency Period as described below, within five (5) Business Days following the end of the Contingency Period Buyer shall deposit in Escrow with the Title Company Seven Hundred Fifty Thousand Dollars ($750,000) (the “Additional Deposit”). 2.3.3 Buyer may cause the Deposit to be invested while in Escrow using short term debt obligations subject to Seller’s consent, which shall not unreasonably be withheld. Any and all interest earned on the Deposit during the time it is held in Escrow shall belong to, and be paid to, Buyer unless paid to Seller and applied against the Purchase Price at Closing. Regardless of who it is paid to, all such interest shall be reported as interest income by Buyer. At any time on or before the end of the Contingency Period, if this Agreement has not previously been terminated, Buyer, in its sole discretion, at its convenience, may, by notice to Seller, terminate this Agreement. Buyer shall have the right, in Buyer’s sole, absolute and unrestricted discretion, to notify Seller (such notice being a “Notice of Satisfaction”) of its determination not to terminate this Agreement by notice to Seller given on or before 5:00 p.m. Pacific time, on the last day of the Contingency Period. If Buyer timely terminates this Agreement by notice to Seller or does not timely deliver a Notice of Satisfaction, this Agreement shall be deemed terminated and within one (1) Business Day following any such termination Seller shall take all actions required by the Title Company to cause the Title Company to pay the Deposit and all interest accrued thereon to Buyer. Buyer shall pay any escrow cancellation charge. Upon termination of this Agreement under this subsection, the parties shall have no further rights and obligations under this Agreement except those that expressly survive such termination. 2.4 Application of Deposit. If the purchase and sale transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit and all interest accrued thereon shall be paid to Seller and credited against the Purchase Price. After the conclusion of the Contingency Period, the Deposit (as increased by the Additional Deposit and as may be further increased by the Extension Deposit) shall not be refundable except upon terms otherwise expressly set forth in this Agreement. 2.5 Provisions Survive Termination. The provisions of this Agreement relating to the return of the Deposit shall survive the termination of this Agreement until such time as the Deposit has been returned. ARTICLE 3 CONDITIONS PRECEDENT 3.1 Buyer’s Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, Buyer’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver by Buyer of each of the following conditions precedent on the Closing Date: 3.1.1 The absence of an ongoing uncured Event of Default by Seller of its obligations under this Agreement. 4

3.1.2 Seller shall have delivered the closing deliveries contemplated in Section 6.1.1. 3.1.3 The Seller shall have performed all obligations Seller agreed to perform pursuant to the title objection provisions of subsection 5.1.1 related to the Buyer’s Title Policy (as defined herein). 3.1.4 As of the Closing, the willingness of the Title Company to issue, upon the Closing, its American Land Title Association owner’s extended coverage form policy of title insurance (“Buyer’s Title Policy”), insuring Buyer in the amount of the Purchase Price, subject only to the printed conditions and exceptions of such policy and the Permitted Exceptions. The previous provisions to the contrary notwithstanding, in the event the Title Company is not willing to issue the Buyer’s Title Policy due to any action or inaction of Buyer, the condition of this subsection 3.1.4 shall be deemed satisfied. 3.1.5 All Leases shall have terminated, all Tenants shall have vacated and, other than as set forth in recorded documents, there shall not be any person or entity with a right of possession of the Land or any portion thereof. 3.1.6 As of the Closing Date, no action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien, or levy shall have attached to or been issued with respect to any portion of the Property. 3.1.7 The representations and warranties of Seller shall be materially true and correct in their entirety as of the Closing Date. If at any time after the Effective Date and prior to the Closing Date, any of the warranties or representations made by Seller become materially untrue or incorrect, then the Seller shall promptly notify the Buyer of such event. 3.1.8 As of the Closing Date, there shall not be present on or under the Land or Improvements any material quantities of Hazardous Materials which were not present on or under the Land or Improvements as of the end of the Contingency Period. 3.2 Seller’s Conditions Precedent. Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to sell the Property shall be subject to and contingent upon the satisfaction or waiver by Seller of the following conditions precedent on the Closing Date: 3.2.1 The Initial Deposit and the Additional Deposit shall each have timely been delivered to the Title Company. 3.2.2 The absence of an ongoing uncured Event of Default by Buyer of its obligations under this Agreement; 3.2.3 Buyer shall have delivered the closing deliveries contemplated in Section 6.1.2. 3.2.4 The representations and warranties of Buyer shall be materially true and correct in their entirety as of the Closing Date, as evidenced by a certificate provided by Buyer on 5 the Closing Date. If at any time after the Effective Date and prior to the Closing Date, any of the warranties or representations made by Buyer become materially untrue or incorrect, then the Buyer shall promptly notify the Seller of such event. 3.3 Conditions Precedent. If a party proceeds to the close of Escrow for the purchase and sale of the Property pursuant to this Agreement such party shall be deemed to have waived any remaining unfulfilled conditions in favor of the consenting party. 3.4 Failure or Waiver of Conditions Precedent. In the event either contingency set forth in Sections 3.1 and 3.2 is not satisfied due to reasons or events that are not the result of the breach of this Agreement by the party intended to be benefited by such condition, or such condition is not waived by notice by the party intended to be benefited thereby, then by notice from the party intended to be so benefited to the other, this Agreement shall terminate and the parties shall not have any obligations accruing following such termination except those which explicitly survive termination in accordance with the express provisions of this Agreement. In any event, a party may not terminate this Agreement pursuant to this Section 3.4 if the failure of a condition for the benefit of that party is the result of an Event of Default by that party, it being the intent of the parties that any Event of Default shall be addressed in accordance with the provisions of Article 7 of this Agreement. In no event shall Seller’s failure to terminate all Leases and/or any Tenant’s failure to vacate be deemed a breach of Seller’s obligations under this Agreement. Within one (1) Business Day following a termination pursuant to this Section 3.4, Seller shall take all such actions as may be required by the Title Company to cause the Title Company to disburse the Deposit and all interest accrued thereon to Buyer. Upon any termination of this Agreement other than due to Seller’s Event of Default, Buyer shall pay any escrow cancellation charge. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive by notice to the other party any of the conditions for its benefit set forth in Sections 3.1 and 3.2 above. 3.5 Buyer’s Review and Seller’s Disclaimer. 3.5.1 Until the termination of this Agreement, subject to the rights of Tenants pursuant to their respective Leases and the conditions set forth below, and upon at least one (1) Business Day’s prior notice to Seller, Buyer, its employees, consultants and contractors, shall be permitted to make a physical inspection of the Property. Within two (2) business days following the Effective Date, shall make available to Buyer and its representatives in an electronic virtual file room any and all documents and information relating to the Property (excluding Seller entity ownership and entity financial documents) in Seller’s possession, including information regarding the physical condition of the Property, construction documents, condition reports, maintenance and repair contracts and related correspondence and related invoices, property operating expenses, insurance claims, reports relating to prior damage, correspondence with Tenants and the owners, tenants and managers of neighboring properties and governmental entities and similar documents relating to the Property which are material to the purchase, ownership or operation of the Property. Seller shall reasonably cooperate with Buyer in the making of its investigations. The previous provision to the contrary notwithstanding, the Buyer shall not conduct any intrusive environmental testing or sampling on the Property without the prior written consent of Seller, which consent shall not unreasonably be withheld or conditioned and shall be deemed given if not denied by notice to Buyer given within two (2) Business Days following the giving of Buyer’s request for consent. In 6 the event the Buyer wishes to perform intrusive testing or sampling, the Buyer shall give Seller at least two (2) Business Days prior written notice requesting Seller’s consent, which notice shall be accompanied by a detailed description of the contemplated work and a map indicating the location of the testing. Such testing shall be conducted in such a way as to minimize interference with the business operations of the Tenants. 3.5.2 In conducting any inspections, investigations or tests of the Property, Buyer and its agents and representatives shall: (i) not unreasonably disturb the Tenants unless otherwise permitted under their respective Leases, nor violate applicable law relating to such entry and inspection; (ii) not unreasonably interfere with the operation and maintenance of the Property; (iii) promptly repair and restore any damage caused by any invasive or destructive testing or sampling; (iv) comply with all applicable laws; (v) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; and (vi) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder. 3.5.3 During the Contract Period, Buyer shall not interview, converse or communicate with any Tenant. 3.5.4 Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all loss, cost, damage, liability and expense (including reasonable attorneys’ fees and costs and including the release of mechanic’s or material supplier liens) arising out of the activities of Buyer, its contractors and agents and their respective employees on the Property prior to the Closing. This indemnification and defense obligation shall survive the Closing or the termination of this Agreement. Notwithstanding the foregoing, Buyer shall not be obligated to Seller under this paragraph for any loss, cost, damage, liability or expense arising out of Buyer’s mere discovery of preexisting conditions at the Property nor any liability arising out of Seller’s or any third party’s acts or omissions, negligence or willful misconduct. 3.5.5 Prior to any entry onto the Property by Buyer or its agents, Buyer shall deliver to Seller evidence reasonably acceptable to Seller of the existence of commercial general liability insurance with minimum limits (which may be provided through a combination of underlying and umbrella coverage) of at least Two Million Dollars ($2,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate, and evidence that any contractors performing destructive or invasive activities maintain workers’ compensation insurance. The commercial general liability insurance shall be issued by insurers authorized to do business in California and having a national rating of A-XI or better and shall include provisions or endorsements insuring Buyer’s indemnification obligations under this Agreement and designating Seller as an additional insured. The obligations of Buyer pursuant to this Section 3.5 shall survive the termination of this Agreement or the close of Escrow. 3.6 As-Is. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER HAS NOT MADE, AND SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND OR CHARACTER REGARDING ANY ASPECT OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (A) THE VALUE, NATURE, QUALITY OR PHYSICAL CONDITION THEREOF, (B) THE INCOME TO BE DERIVED THEREFROM, (C) THE 7

SUITABILITY OF THE PROPERTY FOR ANY ACTIVITY OR USE WHICH BUYER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, OR (G) COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE THEREIN, THEREON OR THEREUNDER OF HAZARDOUS MATERIALS. ADDITIONALLY, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF BUYER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT REGARDING THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREIN. BUYER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATIONS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER, OTHER THAN INFORMATION EXPRESSLY REQUIRED TO BE PROVIDED BY SELLER HEREUNDER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SALE PROVIDED FOR HEREIN IS MADE ON AN “AS-IS, WHERE-IS” BASIS WITH ALL FAULTS. FURTHERMORE, EXCEPT FOR ANY CLAIM THE BUYER MAY HAVE AS A RESULT OF THE BREACH BY THE SELLER OF ANY EXPRESS REPRESENTATION OR WARRANTY OF SELLER SET FORTH HEREIN OR IN THE CLOSING DOCUMENTS, BUYER DOES HEREBY RELEASE AND FOREVER DISCHARGE SELLER, ITS DIRECTORS, SHAREHOLDERS, OFFICERS, EMPLOYEES, LEGAL REPRESENTATIVES, AGENTS AND ASSIGNS, FROM ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS AND DEMANDS FOR, UPON OR BY REASON OF ANY DAMAGE, LOSS OR INJURY WHICH HERETOFORE HAVE BEEN OR WHICH HEREAFTER MAY BE SUSTAINED BY BUYER RESULTING FROM OR ARISING OUT OF THE PRESENCE OF ANY HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONTAMINATION ON OR IN THE VICINITY OF THE PROPERTY, INCLUDING THE SOIL AND/OR GROUNDWATER (HEREINAFTER REFERRED TO AS THE “CLAIMS”). THIS RELEASE APPLIES TO ALL SUCH CLAIMS WHETHER THE ACTIONS CAUSING THE PRESENCE OF HAZARDOUS MATERIALS ON OR IN THE VICINITY OF THE PROPERTY OCCURRED BEFORE OR AFTER THE CLOSING. THIS RELEASE EXTENDS AND APPLIES TO, AND ALSO COVERS AND INCLUDES, ALL STATUTORY OR COMMON LAW CLAIMS THE BUYER MAY HAVE AGAINST THE SELLER. THE PROVISIONS OF ANY STATE, FEDERAL, OR LOCAL LAW OR STATUTE PROVIDING IN SUBSTANCE THAT RELEASES SHALL NOT EXTEND TO CLAIMS, DEMANDS, INJURIES OR DAMAGES WHICH ARE UNKNOWN OR UNSUSPECTED TO EXIST AT THE TIME, TO THE PERSON EXECUTING SUCH RELEASE, ARE HEREBY EXPRESSLY WAIVED. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT. 8

ARTICLE 4 WARRANTIES AND REPRESENTATIONS AND COVENANTS 4.1 Seller’s Warranties and Representations. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date: 4.1.1 Seller is a limited liability company, duly existing and organized under the laws of the state of Florida and in good standing under the laws of the state of California, and has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Seller have been taken. This Agreement has been, and the documents contemplated to be delivered by Seller at Closing will be, duly authorized, executed and delivered by Seller and are and will be the legal, valid and binding obligations of Seller. Seller’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, any document by which Seller is organized, any agreement to which Seller is a party or by which Seller or the Property is bound. 4.1.2 Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code Section 1445 and any related regulations. 4.1.3 To the best of Seller’s knowledge, a true, correct and complete copy of each Lease has been delivered to Buyer or will be made available to Buyer after the Effective Date. As of the Effective Date, other than as set forth in recorded documents, the only leases, tenancies, licenses, rights to use or occupancy agreements and amendments thereto in force with respect to the Property are the Leases from the Tenants listed on the Rent Roll. The Rent Roll is accurate in all material respects. There are no agreements with any Tenants including any options or rights to renew or extend the Leases beyond their existing term other than as set forth in the Leases. Other than as set forth in each Lease, no security or other deposit has been received from a Tenant. 4.1.4 Seller has not received any written notice that the condition of the Property is in violation of any governmental laws or regulations. 4.1.5 Seller has not been served or received written notice that the Seller or the Property is a defendant in, or subject to, any litigation affecting the Property other than as set forth on Schedule A attached hereto. 4.1.6 Seller is not a party to any third party management agreement related to the operation and management of the Property. 4.1.7 Seller is not the subject of, and no petition has been filed by or against Seller for, any proceeding under bankruptcy, insolvency, or similar laws. 4.1.8 Other than as set forth in the Leases or recorded documents, Seller has not granted any options or rights of first refusal or rights of first offer to third parties to purchase or otherwise acquire an interest in the Property that will survive the Closing. 9

4.1.9 There are no Contracts affecting the Property other than as set forth on Schedule B attached hereto. Buyer shall not be obligated to assume any Contract as of the Closing unless at least thirty (30) days prior to the scheduled Closing Date Buyer has given notice to Seller of Buyer’s election to assume the Contract. 4.1.10 Seller is in compliance with all applicable anti-money laundering and anti- terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance. Neither: (i) Seller, any affiliate of Seller or any person controlled by Seller; nor (ii) any person who owns a controlling interest in or otherwise controls Seller; nor (iii) any person otherwise having a direct beneficial interest (other than with respect to an interest in a publicly traded entity) in Seller; nor (iv) any person for whom Seller is acting as agent or nominee in connection with this investment, is a country, territory, person, organization, or entity named on an OFAC List, or is a prohibited country, territory, person, organization, or entity under any economic sanctions program administered or maintained by OFAC. For the purposes of this paragraph, “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and “OFAC List” is any list of prohibited countries, individuals, organizations and entities that is administered or maintained by OFAC, including: (i) Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), any related enabling legislation or any other similar executive orders, (ii) the List of Specially Designated Nationals and Blocked Persons maintained by OFAC), and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (iii) a “Designated National” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515. For the purposes of this Agreement, “knowledge” of Seller shall mean the actual knowledge of Howard Overton, without duty of independent inquiry, without constructive knowledge, and without personal liability. 4.2 Buyer’s Representations and Warranties. Buyer hereby makes the following representations and warranties to Seller as of the Effective Date: 4.2.1 Buyer is a corporation, duly existing and organized under the laws of the State of Delaware and in good standing under the laws of the state of California and has full power and lawful authority to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement, and all actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer have been taken. Buyer’s execution, delivery and performance of this Agreement will not result in any violation of, or default under, any document by which Buyer is organized, any agreement to which Buyer is a party or by which Buyer or the Property is bound. This Agreement has been, and the 10 documents contemplated to be delivered by Buyer at Closing will be, duly authorized, executed and delivered by Buyer and is and will be the legal, valid and binding obligations of Buyer. 4.2.2 Buyer is in compliance with all applicable anti-money laundering and anti- terrorist laws, regulations, rules, executive orders and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act, as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, Title III of the USA PATRIOT Act, and other authorizing statutes, executive orders and regulations administered by OFAC, and related Securities and Exchange Commission, SRO or other agency rules and regulations, and has policies, procedures, internal controls and systems that are reasonably designed to ensure such compliance. Neither: (i) Buyer, any affiliate of Buyer or any person controlled by Buyer; nor (ii) any person who owns a controlling interest in or otherwise controls Buyer; nor (iii) if Buyer is a privately held entity, any person otherwise having a direct beneficial interest (other than with respect to an interest in a publicly traded entity) in Buyer; nor (iv) any person for whom Buyer is acting as agent or nominee in connection with this investment, is a country, territory, person, organization, or entity named on an OFAC List, or is a prohibited country, territory, person, organization, or entity under any economic sanctions program administered or maintained by OFAC. 4.3 Seller’s Covenants. 4.3.1 During the Contract Period, Seller shall deliver to Buyer before or promptly after its effective date a copy of any Lease or amendment thereto and any new contract or agreement or amendment thereto relating to the Property which would purport to bind the Property or the owner of the Property following the Closing. 4.3.2 Seller shall: (a) during the Contract Period operate, manage and maintain the Property in the ordinary course of Seller’s business, and substantially in accordance with present practices; (b) during the Contract Period, promptly following receipt give Buyer a copy of any notice received from any governmental entity with respect to the Property; and (c) during the Contract Period, negotiate in good faith in order to cause the delivery of possession of the Property at Closing, extended as the case may be, to Buyer free and clear of all leases and other agreements relating to possession of the Property and parties in occupancy pursuant thereto. ARTICLE 5 CONDITION OF TITLE 5.1 Condition of Title. 5.1.1 Buyer will use diligent efforts to obtain a new title report (the “Title Commitment”) within ten (10) days after the Effective Date. Upon receipt of the Title 11

Commitment, Buyer shall order a new survey of the Land and Improvements (the “Survey”). Buyer will have ten (10) Business Days after its receipt of both the new Title Commitment and the new Survey, but in no event later than the earlier of sixty (60) days following the Effective Date or ten (10) Business Days following receipt of the new Survey in which to notify Seller in writing of any conditions, defects, encroachments or other objections to title or survey which are not acceptable to Buyer. Any matter disclosed by the Title Commitment (other than liens arising through Seller which are removable by the payment of money, which liens Seller shall be obligated to cure by causing them to be released of record against title to the Land or by causing the Buyer’s Title Policy to insure against such liens) or by the new Survey which is not timely specified in Buyer’s written notice to Seller, shall be deemed “Permitted Exceptions”. Seller shall have a period of five (5) Business Days after receipt of Buyer’s title objection letter in which to elect to cure such title objections, provided however that Seller shall not be obligated to cure or institute any litigation with respect thereto (other than liens arising through Seller). If Seller elects to cure such title objections, Seller shall use reasonable efforts to cure such objections to title or survey by Closing. If Seller elects not to cure such title objection(s), within five (5) days after Seller’s response, Buyer shall elect to (i) refuse to purchase the Property and terminate this Agreement and receive a return of the Deposit; or (ii) waive such objection(s) and purchase the Property, subject to the objection(s), and without reduction of the Purchase Price. In the event Buyer fails to deliver notice of its election to Seller, Buyer shall be deemed to have elected to waive such objection(s). 5.1.2 Buyer shall have five (5) Business Days after receipt of any updates to the Title Commitment (including receipt of any documents referenced in such update) to object to any material adverse matters disclosed therein which were not disclosed in the previous Title Commitment and are not the result of a survey delivered to the Title Company after the Contingency Period. The procedure for objecting to such matters, Seller’s option to cure and Buyer’s right to terminate this Agreement with respect to any such new material matters shall be as set forth in subsection 5.1.1 above. ARTICLE 6 ESCROW AND CLOSING 6.1 Escrow Arrangements. At least one (1) Business Day prior to the Closing Date, Seller and Buyer shall each deliver escrow instructions consistent with this Agreement and deposit with the Title Company the funds and documents described below. 6.1.1 Seller shall deposit: (a) a duly executed and acknowledged grant deed in the form of Exhibit D hereto (the “Deed”); (b) two (2) counterparts of the Assignment and Assumption of Contracts and Intangible Property (the “Assignment of Contracts”) in the form of Exhibit E hereto, duly executed by Seller; (c) a duly executed Affidavit of Non-Foreign Status in the form attached to this Agreement as Exhibit F (the “Affidavit”); (d) an owner’s affidavit in the form attached hereto as Exhibit G; 12

(e) seller’s certification that all representations and warranties made by Seller under this Agreement are true and correct in all material respects as of the Closing Date, if accurate or, if not accurate, provide a certification making such representations and warranties with the required changes and qualifications, to the extent necessary (the “Seller’s Closing Certificate”); (f) escrow instructions and an approved preliminary settlement statement consistent with the terms of this Agreement; and (g) such other documents as Seller has agreed to provide pursuant to the title objection provisions of Section 5.1.1 related to the Buyer’s Title Policy to be issued at Closing . 6.1.2 Buyer shall deposit: (a) Immediately available funds in the amount of the Purchase Price, as adjusted for prorations and credits, less the Deposit (“Seller’s Funds”), plus sufficient additional funds to pay Buyer’s share of all Escrow costs and Closing expenses; (b) two (2) counterparts of the Assignment and Assumption of Contracts, duly executed by Buyer; (c) escrow instructions and an approved preliminary settlement statement consistent with the terms of this Agreement; and (d) any other documents as the Title Company reasonably may require in order to issue Buyer’s Title Policy. 6.2 Closing. Each of Buyer’s and Seller’s respective escrow instructions shall require the Title Company shall close the Escrow by recording the Deed in the Alameda County Official Records; issuing Buyer’s Title Policy to Buyer; delivering to Buyer the Affidavit, complete counterparts of the Assignment and Assumption of Contracts and Intangible Property executed by Seller and delivering to Seller by wire transfer, Seller’s Funds (after adjusting for prorations, Escrow costs and Closing expenses, Real Estate Compensation payable under Section 8.2, and complete counterparts of the Assignment and Assumption of Contracts executed by Buyer. 6.3 Prorations and Credits. 6.3.1 Tax Prorations. Ad valorem taxes, special taxes and assessments shall be prorated at Closing as of 11:59 p.m. of the day preceding the Closing Date, based upon the most recent tax bill. If the amount of the taxes for the year of closing are not available on the Closing Date, such taxes will be prorated based upon the bill for the immediately preceding fiscal year. Upon receipt of the final tax bill, the Buyer and Seller shall reprorate all ad valorem taxes, special taxes and assessments, whereupon Seller shall pay to Buyer or Buyer shall pay to Seller, as the case may be, all monies owed thereby. 13

6.3.2 Other Prorations. Other matters of income and expense, if any, and other items customarily prorated in transactions of this kind shall be prorated as of 11:59 p.m. of the day preceding the Closing Date. In the event that after Closing the Seller pays an invoice for services provided for a period of time that includes the period after Closing under Contracts assumed by the Buyer, the Seller shall be permitted to reduce the Buyer’s portion of such charges from any rents collected by Seller after Closing which are attributable to periods occurring on or after the Closing Date. 6.4 Closing Costs. Seller shall pay transfer taxes and one-half (1/2) of any Escrow Fees. Buyer shall pay the cost of the Buyer’s Title Policy, the cost of any physical inspections, and the cost of any Survey and one-half (1/2) of any Escrow Fees. All other costs of Escrow and Closing of this transaction shall be allocated in accordance with custom in Alameda County, California. 6.5 Deliveries Outside of Escrow. Upon the close of Escrow, Seller shall deliver directly to Buyer: (a) all keys and other access control devices for the Improvements which are in Seller’s possession, and (b) all drawings and specifications and warranties is Seller’s possession pertaining to the Improvements. ARTICLE 7 DEFAULT AND REMEDIES 7.1 Breach by Seller. In the event of an Event of Default by Seller, Buyer may, at Buyer’s election: (i) terminate this Agreement and receive a return of the Deposit, and the parties shall have no further rights or obligations under this Agreement (except which expressly survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach. The previous provisions to the contrary notwithstanding, if the remedy of specific performance is not available to Buyer due to Seller’s intentional conveyance of all or any portion of the Property, then Buyer shall have the right to recover from Seller damages in an amount equal to all actual out of pocket costs and expenses incurred by Buyer in connection with the transaction contemplated under this Agreement, up to a maximum amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00). 7.2 Breach by Buyer. In the event of an Event of Default by Buyer, Seller’s sole legal and equitable remedy (except for breaches related to Buyer’s indemnity and insurance obligations) shall be to terminate this Agreement and retain the Deposit as AGREED LIQUIDATED DAMAGES for such breach, and upon Seller’s receipt of an amount equal to the Deposit, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except which expressly survive termination). 7.3 Post-Closing Breach by Buyer. In the event of a breach of Buyer’s obligations herein that occurs after Closing, Seller shall have any and all remedies available at law and in equity. 14

7.4 Post-Closing Breach by Seller. In the event of a breach of Seller’s obligations herein that occurs after Closing, Buyer shall have any and all remedies available at law and in equity, subject to the limitations set forth in Section 8.17 below. ARTICLE 8 MISCELLANEOUS 8.1 Damage, Destruction or Condemnation. If, during the Contract Period, there shall be damage or destruction to the Improvements or if any portion of the Land is taken or formally threatened by eminent domain, then Seller shall promptly notify Buyer and the provisions of this Section shall apply. 8.1.1 The parties hereby acknowledge and agree the Buyer’s intended use of the Land contemplates the Buyer’s demolition of the existing Improvements. In case of damage or destruction, any casualty insurance proceeds for damage or destruction during the Contract Period shall be retained by Seller and Buyer shall receive no credit against the Purchase Price at Closing and Buyer shall have no claim against any insurance proceeds. The previous provisions to the contrary notwithstanding, at Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the estimated costs to be incurred by Buyer in removing and disposing of the debris resulting from damage or destruction of the improvements by casualty in excess of those that Buyer would have incurred but for the occurrence of such casualty. In such event, the Buyer and Seller shall each obtain a reputable third party quote for such work and the credit at Closing shall be in an amount equal to the average of the two (2) quotes. 8.1.2 In the case of condemnation, all awards for condemnation occurring during the Contract Period previously received by Seller shall be credited against the Purchase Price at the Closing. Notwithstanding anything to the contrary contained in the foregoing, if the value of the Property taken by condemnation (as estimated by an appraiser mutually acceptable to and compensated jointly by Buyer and Seller) is greater than Five Hundred Thousand Dollars ($500,000), then Buyer may terminate this Agreement upon notice given to Seller within ten (10) Business Days after receipt of such appraisal. Upon such termination, Seller shall cause the return of the Deposit to Buyer and the parties shall have no further rights and obligations under this Agreement except those that expressly survive such termination. If Buyer does not elect to terminate this Agreement, then Seller shall assign to Buyer all rights to receive an award for such condemnation. 8.2 Brokerage Commissions. Buyer and Seller acknowledge that Cushman & Wakefield represents Buyer (“Buyer’s Broker”). Seller shall pay Three Hundred Fifty Thousand Dollars ($350,000) as a real estate commission to Buyer’s Broker in connection with the transaction contemplated in this Agreement and One Hundred Fifty Thousand Dollars ($150,000) as a finder’s fee to PM Ventures, LLC, dba Terrasset Management Group. Each party hereby agrees to pay any real estate commission, real estate finder’s fee, real estate acquisition fee or other real estate brokerage-type compensation (any of the foregoing being “Real Estate Compensation”) due to any other broker or finder claiming under a valid written agreement with that party and to indemnify and defend the other against and to hold the other harmless from any and all loss, cost, liability or expense (including but not limited to attorneys’ fees and returned commissions) resulting from any such claim by any person or entity based upon such acts. This 15 indemnification and defense obligation shall survive the close of the Escrow contemplated herein and, if such Escrow does not close, the termination of this Agreement. 8.3 Successors and Assigns. Buyer shall not assign its rights hereunder except to affiliated entities. An affiliated entity for purposes hereof shall include any entity which is wholly owned by a party or by a parent of a party, or any entity in which a party or a parent of a party has an equity interest and is a general or managing partner/member. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, successors and permitted assigns of the parties. No third parties, including any brokers or creditors, shall be beneficiaries hereof or entitled to any rights or benefits hereunder. 8.4 Notices. All notices, consents or other communications required or permitted under this Agreement shall be in writing, and shall be personally delivered, sent by internationally recognized overnight courier and shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if delivered by overnight courier for next Business Day delivery, the next Business Day, or (c) if delivered via email, provided that a copy is also sent by one of the other methods set forth in this Section 8.4 on the same day. Notice of change of address shall be given by written notice in the manner detailed in this Section 8.4. Rejection or other refusal to accept or the inability to deliver because of a change in address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent. Unless changed in accordance herewith, the addresses for notices given pursuant to this Agreement shall be as follows: To Seller: Equity One (West Coast Portfolio) LLC c/o Regency Centers, L.P. 2999 Oak Road, Suite 100 Walnut Creek, CA 94597 and to: Burr & Forman, LLP Attention: Timothy F. May, Esq. 50 North Laura Street, Suite 3000 Jacksonville, FL 32202 If to Buyer: 10x Genomics, Inc. 6230 Stoneridge Mall Road Pleasanton, CA 94588 with a copy to (which shall not constitute notice): 10x Genomics, Inc. 6230 Stoneridge Mall Road Pleasanton, CA 94588 16

and to (which shall not constitute notice): Farella Braun + Martel LLP 235 Montgomery Street San Francisco, CA 94194 8.5 Time. Time is of the essence of every provision contained in this Agreement. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day. Unless otherwise set forth in this Agreement, the last day of any period of time described herein shall be deemed to end at 5:00 P. M. (Pacific Standard Time or Pacific Daylight Time as the case may be at the time of delivery of the Notice). 8.6 Incorporation by Reference. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement. 8.7 Attorneys’ Fees. If any dispute between Buyer and Seller should result in litigation, the prevailing party, if any, as determined by the court, shall be entitled to recover in and as part of the judgment or in a separate action all reasonable costs incurred in connection with such litigation and any appeal therefrom, including, without limitation, reasonable attorneys’ fees. The obligations of the parties under this Section shall survive the Closing or the termination of this Agreement. 8.8 Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The captions preceding the text of each Section are included for convenience of reference only and shall be disregarded in the construction and interpretation of this Agreement. 8.9 Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the state California but without regard to its choice of law rules. 8.10 Counterparts/Signatures. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart. Faxed, emailed, or other form of electronic signature hereon, and on any exhibit hereto, shall be deemed an original for all purposes. 8.11 Entire Agreement. This Agreement and the attached exhibits, which are by this reference incorporated herein and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral 17 understanding. This Agreement may be amended only by a written agreement so specifying, executed by both parties. 8.12 No Waiver. The failure by either party to enforce against the other any term of this Agreement shall not be deemed a waiver of such party’s right to enforce against the other party the same or any other term in the future. 8.13 Severability. If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not herein contained. 8.14 No Third Party Beneficiaries. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Buyer only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or any of the documents to be executed and delivered at Closing. 8.15 Tax Deferred Exchange. Buyer and/or Seller may structure the transfer of the Property pursuant to this Agreement as part of tax-deferred exchanges under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). Buyer and/or Seller may assign this Agreement to a qualified intermediary selected by such party, in its sole discretion, to facilitate such party’s Code Section 1031 exchange transaction. Buyer and Seller shall cooperate with each other in effecting such transaction or transactions, including, without limitation, consenting to the assignment of this Agreement to a qualified intermediary, provided that such exchange transaction, and the related documentation, shall: (i) not require Buyer or Seller to execute any contract (other than [A] a typical form of consent to and acknowledgment of such assignment and [B] as otherwise set forth herein), make any commitment, or incur any obligations, contingent or otherwise, to third parties which would expand Buyer’s or Seller’s obligations beyond this Agreement, (ii) not delay the Closing or the transaction contemplated by this Agreement, or (iii) not require Buyer or Seller to acquire title to any other property in order to facilitate the other party’s 1031 exchange transaction. 8.16 Further Assurances. Each party agrees to perform, execute and deliver, on or after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein. 8.17 Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall survive the Closing for a period of two hundred seventy (270) calendar days following the Closing Date (the “Survival Period”), at which time they will be of no further force or effect except as hereinafter provided in this Section 8.17. No claim asserted after Closing for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Buyer prior to Closing or disclosed or referenced in this Agreement, the documents delivered as part of the due diligence documentation. Seller shall not have any liability to Buyer for a breach of any representation or warranty (a) unless the valid claims 18 for all breaches with respect to the Property collectively aggregate more than Twenty Five Thousand Dollars ($25,000.00), in which event only the amount of such valid claims in excess of Twenty Five Thousand Dollars ($25,000.00) shall be actionable, up to the Cap (as defined in this Section 8.17), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Seller prior to the expiration of the Survival Period and an action shall have been commenced and filed by Buyer against Seller within sixty (60) days after delivery of notice of the alleged breach. As used herein, the term “Cap” shall mean Five Hundred Thousand Dollars ($500,000) in the aggregate. In no event whatsoever shall Seller have any liability to Buyer in excess of the Cap for any claims asserted after Closing for a breach. 8.18 Natural Hazard Disclosure Statement. Buyer and Seller acknowledge that Seller or Buyer’s Broker may be required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area designated by the Federal Emergency Management Agency (Cal. Gov. Code § 8589.3); (2) an area of potential flooding (Cal. Gov. Code § 8589.4); (3) a very high fire hazard severity zone (Cal. Gov. Code § 51183.5); (4) a wild land area that may contain substantial forest fire risks and hazards (Pub. Resources Code § 4136); (5) an earthquake fault zone (Pub. Resources Code § 2621.9); or (6) a seismic hazard zone (Pub. Resources Code § 2694). Seller may engage the services of First American Natural Hazard Disclosures (which, in such capacity is herein called “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the foregoing natural hazards and to report the result of its examination to Buyer and Seller in writing. For the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Seller for errors or omissions not within in its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. In no event shall Seller have any responsibility for matters not actually known to Seller. THESE HAZARDS MAY LIMIT BUYER’S ABILITY TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. BUYER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY. 8.19 No Recording. Neither this Agreement nor any memorandum notice or short form hereof shall be recorded. 8.20 Tax Appeals. If any tax reduction proceedings in respect of the Property, (i) relating to any fiscal years ending prior to the fiscal year in which the Closing occurs or (ii) relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then until the date which is two (2) years after the Closing Date (the “Tax Proceedings Cutoff Date”) the Seller reserves and shall have the right to continue to prosecute and/or settle the same, subject to Buyer’s reasonable approval and ability to participate; provided, however, that Seller shall not settle any such proceeding that relates to the taxable year during which the Closing occurs or which could reasonably be expected to 19 increase any tax liability with respect to the Property in a taxable period (or portion thereof) following the Closing Date without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall reasonably cooperate with Seller in connection with the prosecution of any such tax reduction proceedings. From and after the Tax Proceedings Cutoff Date, Buyer shall have the sole right to continue and prosecute and/or settle any tax reduction proceedings in respect of the Property. Any refunds or savings (including credits) in the payment of real property taxes (whether or not resulting from such tax reduction proceedings) applicable to taxes payable during the period (or portion thereof) prior to the date of the Closing shall belong to and be the property of Seller, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the date of the Closing shall belong to and be the property of Buyer; provided, however, that if any refund received by the Seller pursuant to this Section 8.20 creates an obligation to reimburse any Tenants under Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Lease to such Tenant) shall be paid by Seller directly to the Tenants entitled thereto. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between Seller and Buyer in proportion to the gross amount of such refunds or savings payable to Seller and Buyer, respectively (without regard to any amounts reimbursable to Tenants); provided, however, that neither Seller nor Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding. All amounts payable to Buyer shall be paid by Seller within ten (10) business days after receipt by Seller or its successors or assigns of such refund or savings. All amounts payable to Seller shall be paid by Buyer within ten (10) business days after receipt by Buyer or its successors or assigns of such refund or savings. [Signature page follows.] 20

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first written above. SELLER: BUYER: EQUITY ONE (WEST COAST 10x GENOMICS, INC., PORTFOLIO) LLC, a Florida limited liability a Delaware corporation company By: ___/s/ Serge Saxonov___________ By: Regency Centers, L.P. Name: Serge Saxonov a Delaware limited partnership, its Title: Chief Executive Officer sole member August 10, 2020 By: Regency Centers Corporation a Florida corporation, its general partner By: ___/s/ Howard Overton________ Name: Howard Overton Title: Vice President

Schedule A Litigation None

Schedule B List of Contracts Century Lighting and Electric – Lighting Emerald Landscaping Service – Landscaping Keystone Pest Control – Pest Control Overton Security - Security Universal Maintenance – Porter, Power Wash, Sweeping

EXHIBIT A PRELIMINARY TITLE REPORT [Title Report Appendix]

EXHIBIT B RENT ROLL [Rent Roll Appendix]

EXHIBIT C DEPOSIT ESCROW INSTRUCTIONS August , 2020 First American Title Insurance Company 1737 North First Street, Suite 500 San Jose, CA 95112 Re: Purchase and Sale of Pleasanton Plaza, 1701 Springdale Ave., Pleasanton, Alameda APN 941-1201-026, Your Escrow No. NCS-1023309-SC Ladies/Gentlemen: EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company (“Seller”), and 10x GENOMICS, INC., (“Buyer”), have entered into that certain Agreement for Purchase and Sale, dated August , 2020 (the “Agreement”), pursuant to which Seller has agreed to sell and convey to Buyer the real property identified above (the “Property”), and Buyer has agreed to purchase the Property from Seller. You have opened the above-referenced Escrow (the “Escrow”) in connection with the transaction contemplated by the Agreement. Pursuant to the terms of the Agreement, Buyer is herewith depositing into Escrow Five Hundred Thousand Dollars ($500,000). Please promptly disburse One Hundred Dollars ($100) to Seller. The remaining amount is the “Initial Deposit.” Buyer may deposit an additional Seven Hundred Fifty Dollars ($750,000) pursuant to the terms of the Agreement, which, upon receipt, shall be deemed the “Additional Deposit”. If, on or before October 23, 2020, Buyer gives you notice that it is terminating the Agreement then as soon as possible thereafter, you shall return the Initial Deposit to Buyer. The Initial Deposit and the Additional Deposit, if received, and the extension deposit in the amount of $250,000.00, if received, are, collectively, the “Deposit”. Any amounts held by you in this Escrow as the Deposit may, at Buyer’s direction, be invested for Buyer’s account and all interest income shall be reported to Buyer. Upon the closing of this Escrow for the conveyance of the Property shall be credited against the purchase price for the Property. Except as otherwise expressly set forth herein, the Deposit and any addition thereto shall be released to Seller or Buyer only in strict accordance with the terms of the Agreement and upon consistent written instructions from both Seller and Buyer. These instructions may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. All notices shall be in writing, and shall be personally delivered, sent by internationally recognized overnight courier and shall be deemed received upon the earlier of (a) if personally delivered, the date of delivery to the address of the person to receive such notice, (b) if delivered by overnight courier for next Business Day delivery, the next Business Day, or (c) if delivered via email, provided that a copy is also sent by one of the other methods set forth herein on the same day. Notice of change of address shall be given by written notice in the manner described herein. Rejection or other refusal to accept or the inability to deliver because of a change in address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent. Unless changed in accordance herewith, the addresses for notices given pursuant to these instructions shall be as follows: To Seller: Equity One (West Coast Portfolio) LLC c/o Regency Centers, L.P. 2999 Oak Road, Suite 100 Walnut Creek, CA 94597 and to: Burr & Forman, LLP Attention: Timothy F. May, Esq. 50 North Laura Street, Suite 3000 Jacksonville, FL 32202 If to Buyer: 10x Genomics, Inc. 6230 Stoneridge Mall Road Pleasanton, CA 94588 with a copy to (which shall not constitute notice): 10x Genomics, Inc. 6230 Stoneridge Mall Road Pleasanton, CA 94588 and to (which shall not constitute notice): Farella Braun + Martel LLP 235 Montgomery Street San Francisco, CA 94194 [signatures on following page]

By signing below you hereby acknowledge the terms contained herein and agree to proceed strictly in accordance herewith. Sincerely, BUYER: SELLER: 10x GENOMICS, INC., EQUITY ONE (WEST COAST PORTFOLIO) a Delaware corporation LLC, a Florida limited liability company By:___________________________ By: Regency Centers, L.P. Name: ________________________ a Delaware limited partnership Title: _________________________ sole member By: Regency Centers Corporation a Florida corporation general partner By: ___________________________ Name: Howard Overton Title: Vice President AGREED AND ACKNOWLEDGED: FIRST AMERICAN TITLE INSURANCE COMPANY By: ___________________________________ Name: ________________________________ Its: ___________________________________

EXHIBIT D DEED Recorded at Request of and When Recorded Mail to: Attn: _________________________ Mail Tax Statements to: Attn: _________________________ APN: 941-1201-026 GRANT DEED The undersigned grantor declares: Documentary transfer tax is $____________, computed on full value of property conveyed. EXEMPT FROM BUILDING HOMES AND JOBS ACTS FEE PER GOVERNMENT CODE 27388.1(a)(2) FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company, (“Grantor”), does hereby grant and convey to __________________________________ (“Grantee”), the following described real property (the “Property”) situated in City of Pleasanton, Alameda County, California: SEE EXHIBIT A ATTACHED HERETO AND BY THIS REFERENCE MADE A PART HEREOF together with any improvements, buildings, structures and fixtures located thereon; all easements, if any, benefiting the Property; all rights, benefits, privileges, and appurtenances pertaining to the Property, if any, including the right, title and interest of Grantor in and to any property lying in or under the bed of any street, alley, road or right of way, open or proposed, abutting or adjacent to the Property; the strips, gaps or gores, if any, between the Property and abutting property; any water, water rights, oil, gas or other mineral interest in, on, under or above the Property, including water rights appurtenant to the Property pursuant to a certificate of grandfathered water rights, if any; and all rights and interests to receive any condemnation awards from any condemnation proceedings pertaining to the Property, sewer rights, water courses, wells, ditches and flumes located on or appurtenant to the Property.

SUBJECT TO all non-delinquent taxes and other assessments, reservations in patents and all easements, rights-of-way, covenants, conditions, and restrictions of record and all other matters of record. AND GRANTOR hereby binds itself and its successors to warrant and defend the title against all of the acts of Grantor and no other, subject to the matters set forth above. IN WITNESS WHEREOF, the said grantor has caused this instrument to be executed in its name by its duly authorized representative the day and year first above written. EQUITY ONE (WEST COAST PORTFOLIO) LLC a Florida limited liability company By: Regency Centers, L.P. a Delaware limited partnership sole member By: Regency Centers Corporation a Florida corporation general partner By: ___________________________ Name: ________________________ Title: _________________________

Exhibit A to Grant Deed Legal Description of Real Property Real property in the City of Pleasanton, County of Alameda, State of California, described as follows: PARCEL 5, PARCEL MAP 2510, FILED MAY 25, 1978, BOOK 102 OF MAPS, PAGES 31 AND 32, ALAMEDA COUNTY RECORDS. APN: 941-1201-026

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California County of _______________________ On __________________, 201_ before me, ______________________________________, Notary Public, personally appeared ______________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. ________________________________________ Signature of Notary Public (Notary Seal)

EXHIBIT E FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND INTANGIBLE PROPERTY ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS AND INTANGIBLE PROPERTY (this “Assignment”) made as of ______________, 20__, by and between EQUITY ONE (WEST COAST PORTFOLIO) LLC a Florida limited liability company (“Assignor”), and ______________________________, a _____________________________ (“Assignee”). W I T N E S S E T H: [WHEREAS, 10x Genomics, Inc., a Delaware corporation (“Original Buyer”), and Assignor entered into that certain Agreement for Purchase and Sale dated _________________ (the “Contract”), covering the Premises (as hereinafter defined); and] [WHEREAS, Original Buyer assigned its rights under the Contract to Assignee; and] WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor’s right, title and interest in and to the premises known as premises known as Pleasanton Plaza, 1701 Springdale Avenue, Pleasanton, Alameda County, California, as more particularly described in Exhibit A attached hereto (the “Premises”), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in and to those service contracts referenced on the schedule attached as Exhibit B hereto (collectively, the “Contracts”), and the intangible personal property owned by Seller and related to the Land and the Improvements, including, without limitation, to the extent assignable: surveys, drawings and specifications for the Improvements, if any; warranties and guaranties, if any; Seller’s interest in any and all certificates of occupancy, governmental permits, approvals and licenses; claims against tenants for reimbursements; and any declarant or other related rights or interests under any declarations and other instruments that encumber title to the Premises (the “Intangible Property”). The previous provisions to the contrary notwithstanding, the term Intangible Property shall specifically exclude all entrance, exit and leasing signs referencing “Regency”, “Regency Centers” or affiliated entities. Terms not otherwise defined herein have the meanings given in the Contract. NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows: 1. Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Contracts and the Intangible Property; TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Contracts. 2. Assignee assumes the performance of all of the obligations of Assignor under the Contracts to be performed from and after the date hereof. Other than the Contracts, Assignor does hereby represent and warrant to Assignee that neither Assignor nor its managing agent is party to any service, maintenance, management, utility, marketing, advertising or other such contracts or agreements in force or effect with respect to the Premises. Assignee agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses including, without limitation, reasonable attorneys’ fees and costs (collectively, “Claims”) arising out of or resulting from any breach or default by Assignee in its obligations under the terms of the Contracts from and after the date hereof. 3. Assignor hereby agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all Claims arising out of or resulting from any breach or default by Assignor in its obligations under the terms of the Contracts prior to the date hereof. 4. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns. 5. If any dispute between Assignor and Assignee should result in litigation, the prevailing party, if any, as determined by the court, shall be entitled to recover in and as part of the judgment or in a separate action all reasonable costs incurred in connection with such litigation and any appeal therefrom, including, without limitation, reasonable attorneys’ fees 6. This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Assignment. IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written. ASSIGNOR: EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company By: Regency Centers, L.P. a Delaware limited partnership sole member By: Regency Centers Corporation a Florida corporation general partner By: ____________________________ Name: __________________________ Title: ___________________________

ASSIGNEE: By: Name: Its: List of Exhibits: Exhibit A - Legal Description of the Property Exhibit B - List of Service Contracts

Exhibit A - Legal Description of the Property Real property in the City of Pleasanton, County of Alameda, State of California, described as follows: PARCEL 5, PARCEL MAP 2510, FILED MAY 25, 1978, BOOK 102 OF MAPS, PAGES 31 AND 32, ALAMEDA COUNTY RECORDS. APN: 941-1201-026

Exhibit B - List of Service Contracts

EXHIBIT F CERTIFICATE OF NON-FOREIGN STATUS Section 1445 of the Internal Revenue Code provides that a buyer of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform buyer that a withholding of tax is not required upon the disposition of a U.S. real property interest by EQUITY ONE (WEST COAST PORTFOLIO) LLC, a Florida limited liability company (“Seller”), the undersigned hereby certifies the following on behalf of Seller: 1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); 2. Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii); 3. Seller’s U.S. employer identification number is______________; and 4. Seller’s office address is Seller understands that this certification may be disclosed to the Internal Revenue Service by buyer and that any false statement contained herein could be punished by fine, imprisonment, or both. Under penalty of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller. Dated: ___________________, 201_. EQUITY ONE (WEST COAST PORTFOLIO) LLC a Florida limited liability company By: Regency Centers, L.P. a Delaware limited partnership sole member By: Regency Centers Corporation a Florida corporation general partner By: ___________________________ Name: ________________________ Title: _________________________

EXHIBIT H OWNER’S NO LIEN AND POSSESSION AFFIDAVIT STATE OF COUNTY OF Before me, the undersigned authority, this day personally appeared (“Affiant”), who being by me first duly sworn, deposes and says: 1. Affiant has personal knowledge of the facts that are sworn to in this affidavit, and Affiant is fully authorized and qualified to make this affidavit. 2. Affiant is the (the “Owner”), and is authorized to make this Affidavit on its behalf. 3. In accordance with Section 1445 of the Internal Revenue Code, as amended (the “Code”) and under the penalties of perjury, Affiant makes the following statements: (a) Owner’s United States address is: (b) Owner is not a “foreign person,” as such term is defined in Section 1445(f) of the Code; (c) Owner’s tax identification number is: ; and (d) Affiant understands that this Affidavit may be disclosed to the Internal Revenue Service. 4. The Owner is the owner of that certain real property located in , as more particularly described on Exhibit “A” attached hereto and by reference made a part hereof (the “Property”). 5. Owner has not granted any reservations for State Road rights-of-way or for oil, gas or mineral rights within the Property, and to the best of Affiant’s knowledge there exist no reservations for State Road rights-of-way or for oil, gas or mineral rights within the Property, other than as shown by the public records of ___________________. 6. There have been no improvements, alterations or repairs made by Owner to the Property within the past one hundred twenty (120) days for which the cost, or any part thereof, remain unpaid. 7. There are no construction liens against the Property, or any part thereof, which liens would have been created or incurred by virtue of an obligation of the Owner, and no contractor, subcontractor, laborer, or materialman, engineer, land engineer, surveyor or any other party entitled to a lien has any lien or right to lien against the Property, or any part thereof, by virtue of any unpaid obligation created or incurred by the Owner. No Notice of Commencement presently affecting the Property has been filed in the public records of or posted on the Property. 8. There are no claims, demands, contract rights, liens or judgments outstanding against the Property and the Owner is not indebted to anyone for the Property. 9. There are no easements or claims of easements on the Property not shown on the public records of . 10. There are no outstanding rights or claims of any parties in possession of the Property not shown on the public records of , and that there are no parties other than the Owner and its tenants in possession of the Property as follows: See list of tenants attached hereto as Exhibit “B” 11. There are no outstanding taxes or special assessments, which are not shown as existing liens by the public records of . 12. Other than as set forth in the leases or in recorded documents, there are no rights of first refusal or options to purchase all or any part of the Property. 13. This Affidavit is made for the purpose of inducing to issue its policies of title insurance including endorsements and, if applicable, to eliminate certain standard exceptions. In addition, this Affidavit is made for the purpose of inducing to act as escrow or closing agent and then to disburse any funds held as escrow or closing agent. Owner hereby indemnifies and agrees to save harmless , and its agent against any damage or expense, including attorney fees, sustained as a result of any of the foregoing matters not being true and accurate. Dated , 20___.

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document. State of California County of _______________________ On __________________, 201_ before me, ______________________________________, Notary Public, personally appeared ______________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal. ________________________________________ Signature of Notary Public (Notary Seal)

GAP INDEMNITY AGREEMENT WHEREAS, FIRST AMERICAN TITLE INSURANCE COMPANY, hereinafter referred to as the “Company” has been requested to issue its title insurance policy or policies or commitments hereinafter referred to as the “Title Insurance Policy”, to . See Exhibit “A” attached hereto and made a part hereof (the “Property”). AND WHEREAS, the Company is unwilling to issue said Title Insurance Policy until the closing instrument(s) under which the insured acquires an interest in the Property is/are filed for record in the appropriate recording office(s); NOW THEREFORE it is agreed that in consideration of the Company issuing its Title Insurance Policy without making exception therein of matters which may arise between the most recent effective date of the title commitment (the last date upon which the search of title is effective) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, the undersigned agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title (collectively, “Objection(s) to Title”) which may arise or be filed, as the case may be, against the Property arising through Indemnitor during the period of time between the most recent effective date of title commitment and date of recording of all closing instruments, and to hold harmless and indemnify the Company against all expenses, costs and reasonable attorneys’ fees which may arise out of its failure to so remove, bond or otherwise dispose of any said objection(s) to title, to the extent arising through Indemnitor. The undersigned covenants and agrees to pay the Company all amounts so expended on demand. IN WITNESS WHEREOF, the undersigned executed this Gap Indemnity Agreement on this ______ day of _____________, 20__. EQUITY ONE (WEST COAST PORTFOLIO) LLC a Florida limited liability company By: Regency Centers, L.P. a Delaware limited partnership sole member By: Regency Centers Corporation a Florida corporation general partner By: ___________________________ Name: ________________________ Title: _________________________